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                                                                    Exhibit 23.2






Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-129750 and 333-120063) and the Registration Statements on Form S-8 (Nos. 333-110695, 333-112560 and 333-121975) of Myogen,
Inc. of our report dated March 15, 2005, except as to the impact of the discontinued operations disclosed in Note 4 for which the date is March 10, 2006, relating to the consolidated financial statements which appear in this Form 10-K.

PricewaterhouseCoopers LLP
Denver, Colorado
March 10, 2006